Exhibit 10.19

1st AMENDMENT TO PURCHASE AND SALE AGREEMENT

(BT Concepts 71st Street LLC)

This 1st AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is executed and delivered effective as of December 31, 2018 (the “Effective Date”), by and between TULSA BREWING COMPANY LLC, an Oklahoma limited liability company (“Seller”), and BRICKTOWN BREWERY RESTAURANTS LLC, an Oklahoma limited liability company (“Purchaser”) amending that certain Purchase And Sale Agreement between Seller and Purchaser dated August 30, 2018 (the “Agreement”).

AGREEMENT TO AMEND

Purchaser and Sellers agree to amend the Agreement by deleting Subsection 6.1.4 of the Agreement in its entirety and replacing it with the following:

“6.1.4 by any Party to this Agreement if the Closing has not occurred (other than through the failure of any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 30, 2019, or such later date upon which the Purchaser and Seller may have agreed.”

Except as expressly amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

SELLER:	TULSA BREWING COMPANY LLC
an Oklahoma limited liability company

	By:	/s/James M. Burke
James M. Burke, Manager

PURCHASER	BRICKTOWN BREWERY RESTAURANTS LLC, an Oklahoma limited liability company

	By:	/s/ Buck Warfield
Buck Warfield, President